EXHIBIT j



 McGLADREY & PULLEN, L.L.P.                                           RSM
 --------------------------                                           ---
 Certified Public Accountants & Consultants                        international

                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated January 29, 1999, on the financial statements of Reich & Tang Equity Fund, Inc. referred to in the Post-Effective Amendment to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.




                                                        McGladrey & Pullen, LLP


New York, New York
April 26, 2000


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Reich & Tang Equity Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
April 26, 2000